EXHIBIT 5



                          EPSTEIN BECKER & GREEN, P.C.
                                 250 Park Avenue
                          New York, New York 10177-0077



                                 (212) 351-4735


                                November 4, 1997


The Board of Directors of
  American Country Holdings Inc.
222 N. LaSalle Street
Chicago, Illinois 60601

               Re:    1992 Stock Option Plan

Gentlemen:

               We have acted as counsel to American Country Holdings Inc. (formerly The Western Systems Corp. and hereinafter the "Company") in connection with its filing of a Registration Statement on Form S-8 (the "Registration Statement") covering an aggregate of 750,000 shares (the "Shares") of the Company's authorized shares of Common Stock, $.01 par value, consisting of 694,000 Shares (the "Unissued Shares") issuable upon exercise of options granted or to be granted under the Company's 1992 Stock Option Plan (the "Plan") and 56,000 Shares issued upon exercise of stock options granted under the Plan (the "Issued Shares").

               As such counsel, we have examined original copies, or copies certified to our satisfaction, of the corporate records of the Company, agreements and other instruments, certificates of public officials and such other documents as we deemed necessary as a basis for the opinion hereinafter set forth.

               On the basis of the foregoing, we are of the opinion that the Shares have been validly authorized and that the Issued Shares are, and the Unissued Shares, when issued upon due and valid exercise of options granted under the Plan will be, validly issued, fully paid and nonassessable.

               We hereby consent to the filing of this opinion as an exhibit to the aforesaid Registration Statement.

                          Very truly yours,

                          EPSTEIN BECKER & GREEN, P.C.


                          By:  /s/ Sidney Todres
                               ---------------------------------------------
                                   Sidney Todres